Exhibit 10.1

JOINDER AND SECOND AMENDMENT TO

CREDIT AND SECURITY AGREEMENT

THIS JOINDER AND SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Amendment”), dated September 13, 2013, is made and entered into by and among WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”), MAGNETECH INDUSTRIAL SERVICES, INC., an Indiana corporation; HK ENGINE COMPONENTS, LLC, an Indiana limited liability company, (each, individually a “New Borrower”, and collectively, the “New Borrowers”), IES RENEWABLE ENERGY, LLC, a Delaware limited liability company, INTEGRATED ELECTRICAL SERVICES, INC., a Delaware corporation; IES COMMERCIAL & INDUSTRIAL, LLC, a Delaware limited liability company; IES COMMERCIAL, INC., a Delaware corporation; IES MANAGEMENT, LP, a Texas limited partnership; IES MANAGEMENT ROO, LP, a Texas limited partnership; IES PURCHASING & MATERIALS, INC., a Delaware corporation; IES RESIDENTIAL, INC., a Delaware corporation; INTEGRATED ELECTRICAL FINANCE, INC., a Delaware corporation; IES SUBSIDIARY HOLDINGS, INC., a Delaware corporation; (each, individually an “Existing Borrower”, and collectively, the “Existing Borrowers”; and together with New Borrower, each, individually a “Borrower”, and collectively, the “Borrowers”), IES CONSOLIDATION, LLC, a Delaware limited liability company; IES PROPERTIES, INC., a Delaware corporation; IES SHARED SERVICES, INC., a Delaware corporation; IES TANGIBLE PROPERTIES, INC., a Delaware corporation; KEY ELECTRICAL SUPPLY, INC., a Texas corporation; IES OPERATIONS GROUP, INC., a Delaware corporation and ICS HOLDINGS LLC, an Arizona limited liability company (each, individually a “Guarantor”, and collectively, the “Guarantors”).

RECITALS

A. WHEREAS, Borrowers and Lender have entered into that certain Credit and Security Agreement dated as of August 9, 2012, as amended by (i) that certain Joinder and First Amendment to Credit and Security Agreement dated as of February 12, 2013 and (ii) that certain Joinder Agreement dated as of March 15, 2013 (as the same may be further amended, restated or modified from time to time, the “Credit Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

B. WHEREAS, Borrowers have requested that Lender (i) make a term loan to Borrowers in the amount of the Term Loan Amount (ii) amend certain provisions in the Credit Agreement and (iii) join New Borrowers as Borrowers to the Credit Agreement in connection with the consummation of the Merger Agreement.

C. WHEREAS, Lender has agreed to make such term loan to Borrowers in the amount of the Term Loan Amount, amend the provisions to the Credit Agreement requested by Borrowers and join New Borrowers as Borrowers to the Credit Agreement in connection with the consummation of the Merger Agreement on the terms and conditions as set forth herein.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound agree as follows:

ARTICLE I.

AMENDMENT

Effective as of the Effective Date (as defined below), the Credit Agreement is hereby amended and supplemented as follows:

1.01 Amendment to Section 2.2. Section 2.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“2.2 Term Loan. Lender made an advance to Borrowers on the First Amendment Closing Date in the principal amount of $5,000,000 (the “Original Term Loan”). As of the Second Amendment Closing Date, the outstanding principal balance of the Original Term Loan is $3,541,666.69 (which is unconditionally owed as of the Second Amendment Closing Date by Borrowers to Lender, without offset, defense, or counterclaim of any kind, nature, or description whatsoever). Subject to the terms and conditions of this Agreement, Lender will make an additional term loan to Borrower in the principal amount of $13,708,333.34 (the “Additional Term Loan”). The Additional Term Loan shall be advanced on the Second Amendment Closing Date. The Additional Term Loan and the Original Term Loan shall be deemed a single term which shall be in an aggregate principal amount equal to the Term Loan Amount (the “Term Loan”). The principal of the Term Loan shall be repaid on the first day of each calendar month beginning on the first calendar month after the Second Amendment Closing Date, in monthly principal installments equal to $291,666.66, provided the entire outstanding unpaid principal balance (and all accrued and unpaid interest on the Term Loan) shall be due and payable on the earlier of (i) August 9, 2016 (the “Term Loan Maturity Date”) or (ii) the Termination Date. Any principal amount of the Term Loan that is repaid or prepaid may not be reborrowed.”

1.02 Amendment to Section 2.4(f). Section 2.4(f) is hereby amended by adding the following sentence thereto to read as follows:

“If Lender obtains an appraisal of the Equipment at any time as permitted under this Agreement, and such appraisal shows the aggregate unpaid principal amount of the Term Loan to exceed eighty-five percent (85%) of the Net Forced Liquidation Value of Eligible Equipment, then Lender may (x) require Borrowers to immediately prepay the unpaid principal of the Term Loans in the amount of such excess or (y) decrease Availability in the amount of such excess.”

1.03 Amendment to Sections 2.13(a)-(b). Sections 2.13(a)-(b) of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

“(a) Subject to the terms and conditions of this Agreement, upon the request of a Borrower made in accordance herewith, Lender agrees to issue a requested Letter of Credit for the account of such Borrower. By submitting a request to Lender for the issuance of a Letter of Credit, such Borrower shall be deemed to have requested that Lender issue the requested Letter of Credit. Each request for the issuance of a Letter of Credit, or the amendment, renewal, or extension of any outstanding Letter of Credit, shall be made in writing by an Authorized Person and delivered to Lender via hand delivery, telefacsimile, or other electronic method of transmission reasonably in advance of the requested date of issuance, amendment, renewal, or extension. Each such request shall be in form and substance reasonably satisfactory to Lender, and (i) shall specify (A) the amount of such Letter of Credit, (B) the date of issuance, amendment, renewal, or extension of such Letter of Credit, (C) the proposed expiration date of such Letter of Credit, (D) the name and address of the beneficiary of the Letter of Credit, and (E) such other information (including, the conditions to drawing, and, in the case of an amendment, renewal, or extension, identification of the Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Letter of Credit, and (ii) shall be accompanied by such Letter of Credit Agreements as Lender may request or require, to the extent that such requests or requirements are consistent with the Letter of Credit Agreements that Lender generally requests for Letters of Credit in similar circumstances. With respect to each Letter of Credit existing as of the Second Amendment Closing Date, such Letter of Credit shall no longer be required to be a Cash Collateralized Letter of Credit and Lender agrees to disburse the cash collateral held by Lender in Account Number 4946318813 with respect thereto upon the request and at the direction of Borrowers.

(b) Lender shall have no obligation to issue, amend, renew or extend a Letter of Credit if, after giving effect to the requested issuance, amendment, renewal, or extension, the Letter of Credit Usage would exceed the lesser of (x) the Maximum Revolver Amount less the outstanding amount of Advances, less Reserves (in accordance with Section 2.1(c) at such time or (ii) $10,000,000.”

1.04 Amendment to Section 6.12(i). Section 6.12(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(i) Controlled Accounts.

(i) Within ninety (90) days following the Second Amendment Closing Date (the “Cash Management Transition Period”), IES Subsidiary and each New Borrower shall establish and maintain at Lender all Cash Management Services, including all deposit accounts (other than the Permitted Petty Cash Account), and to the extent required hereunder or otherwise utilized by Borrowers, lockbox services. Such Cash Management Services maintained by each Loan Party shall be of a type and on terms reasonably satisfactory to Lender;

(ii) Until such time as IES Subsidiary and each New Borrower have established all of their Cash Management Services with Lender (other than the Permitted Petty Cash Account), during the Cash Management Transition Period each such Loan Party shall maintain Cash Management Services of a type and on terms reasonably satisfactory to Lender at PNC National Bank (the “Controlled Account Bank”), and shall take reasonable steps to ensure that all of the Account Debtors of each Loan Party and each of its Subsidiaries forward payment of the amounts owed by them directly to such Controlled Account Bank, and (B) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all of their Collections (including those sent directly by their Account Debtors to a Loan Party or to a Subsidiary of a Loan Party) into a bank account of such Loan Party (each, a “Controlled Account”) at one of the Controlled Account Banks; and

(iii) During the Cash Management Transition Period, each Loan Party shall maintain Control Agreements with the applicable Controlled Account Bank, in form and substance reasonably acceptable to Lender. Each such Control Agreement shall provide, among other things, that (A) the Controlled Account Bank will comply with any instructions originated by Lender directing the disposition of the collected funds in such Controlled Account without further consent by the applicable Loan Party, (B) the Controlled Account Bank waives, subordinates, or agrees not to exercise any rights of setoff or recoupment or any other claim against the applicable Controlled Account other than for payment of its service fees and other charges directly related to the administration of such Controlled Account and for returned checks or other items of payment, and (C) the Controlled Account Bank will forward, by daily standing wire transfer, all amounts in the applicable Controlled Account to the Collection Account or such other account as directed by Lender.”

1.05 Amendment to Section 7.13. Section 7.13 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Use of Proceeds. Use the proceeds of any loan made hereunder for any purpose other than (a) on the Closing Date, (i) to repay, in full, the outstanding principal, accrued interest, and accrued fees and expenses owing under or in connection with Borrowers’ existing credit facility with Existing Lender and (ii) to pay fees, costs, and expenses, including Lender Expenses, incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for (i) general corporate and working capital purposes for their lawful and permitted purposes and (ii) for purposes of consummating the transactions contemplated in the Merger Agreement, including payment of the “Cash Consideration” (as defined in the Merger Agreement) (provided that no part of the proceeds of the loans made to Borrowers will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System), excluding, in each case, repayments of the Seller Subordinated Debt whether or not permitted hereunder.”

1.06 Amendment to Section 8(b). Section 8(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(b) Intentionally Omitted.”

1.07 Amendment to Section 9.10. Section 9.10 of the Credit Agreement is hereby amended by deleting the number “$500,000” and inserting “$1,500,000” in lieu thereof.

1.08 Amendment to Schedule 1.1.

(a) Schedule 1.1 of the Credit Agreement is hereby amended by adding the following defined terms in the appropriate alphabetical order:

“‘Additional Term Loan’ has the meaning specified therefor in Section 2.2.”

“‘Eligible Equipment’ means Equipment owned by IES Subsidiary HK Engine, and/or Magnetech as of the Second Amendment Closing Date designated by Lender as eligible from time to time in its sole discretion, but excluding Equipment having any of the following characteristics:

(a) Equipment at premises other than those owned by any Borrower, unless Lender shall have entered into a Collateral Access Agreement with the owner, operator or lessor of such premises and shall have received such other documents, instruments and agreements as Lender may request;

(b) Equipment that is subject to any Lien other than in favor of Lender;

(c) Equipment located outside the United States of America;

(d) Equipment that is not subject to the first priority, valid and perfected security interest of Lender;

(e) damaged or defective Equipment or Equipment not used or usable in the ordinary course of Borrowers’ business as presently conducted or Equipment which is obsolete or not currently saleable or has been removed from service;

(f) Equipment that is not covered by “all risk” hazard insurance for an amount equal to its replacement cost;

(g) Equipment that requires proprietary software in order to operate in the manner in which it is intended when such software is not freely assignable to Lender or any potential purchaser of such Equipment;

(h) Equipment consisting of computer hardware or software,; or

(i) Equipment otherwise deemed unacceptable by Lender in its Permitted Discretion.

Any Equipment which is not Eligible Equipment shall nonetheless constitute Collateral.”

“‘Fixed Asset Availability’ means 85% of the Net Forced Liquidation Value of all Eligible Equipment. The Fixed Asset Availability will be adjusted on the first Business Day of each month and reduced by $29,125.00 accordingly on such date, based upon a four (4) year amortization schedule for all Eligible Equipment as of the Second Amendment Closing Date.”

“‘HK Engine’ means HK ENGINE COMPONENTS, LLC, an Indiana limited liability company.”

“‘IES Subsidiary’ means IES Subsidiary Holdings, Inc., a Delaware corporation.”

“‘Magnetech’ means MAGNETECH INDUSTRIAL SERVICES, INC., an Indiana corporation.”

“‘Merger Agreement’ means that certain Agreement and Plan of Merger dated as of March 13, 2013, by and among Parent, Miscor and IES Subsidiary, as amended b the First Amendment and Plan of Merger, dated as of July 10, 2013.”

“‘Miscor’ means MISCOR Group, Ltd., an Indiana corporation.”

“Net Forced Liquidation Value’ shall mean, as to Eligible Equipment, at any time, the value of such Eligible Equipment, determined on a forced liquidation basis, reduced by such commissions, fees, costs and expenses as may be reasonably expected in connection with the liquidation thereof, as set forth in the most recent appraisal delivered, at the sole cost and expense of Borrowers, to Lender, as to the Eligible Equipment, in form, scope, and methodology acceptable to Lender in its Permitted Discretion and performed by an appraiser acceptable to Lender in its Permitted Discretion, addressed to Lender and upon which Lender is permitted to rely.”

“‘Original Term Loan’ has the meaning specified therefor in Section 2.2.”

“‘Second Amendment’ means that certain Joinder and Second Amendment to Credit And Security Agreement dated as of the Second Amendment Closing Date.”

“‘Second Amendment Closing Date’ means September 13, 2013.”

(b) Schedule 1.1 of the Credit Agreement is hereby further amended by amending and restating the following defined terms in the appropriate alphabetical order:

“‘Borrowers’ means, jointly and severally, Parent; IES Commercial & Industrial, LLC, a Delaware limited liability company; IES Commercial, Inc., a Delaware corporation; IES Management, LP, a Texas limited partnership; IES Management ROO, LP, a Texas limited partnership; IES Purchasing & Materials, Inc., a Delaware corporation; IES Residential, Inc., a Delaware corporation; Integrated Electrical Finance, Inc., a Delaware corporation, IES Renewable Energy, LLC, a Delaware limited liability company, IES Subsidiary Holdings, Inc., a Delaware corporation, Magnetech Industrial Services, Inc., an Indiana corporation; HK Engine Components, LLC, an Indiana limited liability company and any other Person that becomes a Borrower pursuant to a joinder agreement entered into pursuant to Section 6.16 hereof.”

“‘Borrowing Base’ means, as of any date of determination, the result of:

(a) the Accounts Availability Amount, plus:

(b) the lowest of

(i) $5,000,000,

(ii) 65% of the Value of Eligible Inventory, or

(iii) 85% times the most recently determined Net Liquidation Percentage times the Value of Eligible Inventory, plus

(c) Fixed Asset Availability, minus

(d) the General Reserve, minus

(e) the Aged Payables Reserve, minus

(f) the aggregate amount of Reserves, if any, established by Lender, minus

(g) the outstanding principal balance of the Term Loan.”

“‘Collateral Assignment of Purchase Agreement’ shall mean, individually and collectively, (i) that certain Collateral Assignment of Purchase Agreement in form and substance entered into in connection with the Permitted Acquisition, by and among IES Residential, IES Renewable and Lender, as acknowledged and agreed to by certain other Persons party to the Purchase Agreement and (ii) that certain Collateral Assignment of Merger Agreement in form and substance entered into in connection with the Merger Agreement.”

“FCCR Testing Period’ means, (a) prior to December 31, 2013, any month during which Borrowers’ Liquidity was at any time less than $15,000,000 or Excess Availability was at any time less than (i) $4,000,000 through the month ending September 30, 2013, (ii) $4,250,000 from October 1, 2013 through and including October 31, 2013, (iii) $4,500,000 from November 1, 2013 through and including November 30, 2013 and (iv) $4,750,000 from December 1, 2013 through and including December 31, 2013 and (b) thereafter, any month during which Borrowers’ Liquidity was at any time less than $20,000,000 or Excess Availability was at any time less than $5,000,000.”

“Fixed Charges’ means, with respect to any fiscal period and with respect to Borrowers and their Subsidiaries determined on a consolidated basis in accordance with GAAP, the sum, without duplication, of (a) cash Interest Expense paid during such period (other than interest paid-in-kind, amortization of financing fees, and other non-cash Interest Expense), (b) principal payments paid in cash in respect of Indebtedness (other than Advances, but including, for the avoidance of doubt, scheduled payments on the Term Loan in accordance with Section 2.2 herein) paid during such period, including cash payments with respect to Capital Leases, but excluding payments made to Tontine and/or its Affiliates on or about the First Amendment Closing Date, (c) any management, consulting, monitoring, and advisory fees paid to an Affiliate (whether or not permitted hereunder), and (d) all Restricted Junior Payments (other than Pass-Through Tax Liabilities) and other distributions paid in cash during such period.”

“‘Interest Rate Margin’ means,

(a) with respect to the Term Loan, (x) for the period beginning on the Second Amendment Closing Date and ending on the one (1) year anniversary of the Second Amendment Closing Date, 5.00 percentage points and (y) thereafter, as of any date of determination (with respect to any portion of the Term Loan outstanding on such date), the applicable margin set forth in the following table that corresponds to the most recent Liquidity and Fixed Charge Coverage Ratio calculations delivered to Lender pursuant to Section 6.1 and accepted by Lender in its Permitted Discretion:

Level	Liquidity/Excess Availability/Fixed Charge Coverage Ratio	Interest Rate Margin
I	If Liquidity is less than or equal to $20,000,000 at any time during such period OR Excess Availability is less than or equal to $7,500,000 at any time during such period OR Fixed Charge Coverage Ratio is less than 1.0 to 1.0	5.00 percentage points
II	If Liquidity is greater than $20,000,000 at all times during such period and less than or equal to $30,000,000 at any time during such period AND Excess Availability is greater than $7,500,000 at all times during such period AND Fixed Charge Coverage Ratio is 1.0 to 1.0 or greater	4.50 percentage points
III	If Liquidity is greater than $30,000,000 at all times during such period AND Excess Availability is greater than $7,500,000 at all times during such period AND Fixed Charge Coverage Ratio is 1.0 to 1.0 or greater	4.00 percentage points

and

(b) Otherwise, as of any date of determination (with respect to any portion of the outstanding Advances on such date), the applicable margin set forth in the following table that corresponds to the most recent Liquidity and Fixed Charge Coverage Ratio calculations delivered to Lender pursuant to Section 6.1 and accepted by Lender in its Permitted Discretion; provided, however, that (i) the Interest Rate Margin shall be the margin set forth below as “Level I” for the period from the Closing Date through the thirtieth (30th) day following the date of delivery to Lender of the Liquidity and Fixed Charge Coverage calculation delivered to Lender pursuant to Section 6.1 of the Agreement for the period ending February 28, 2013 and (ii) upon the occurrence and during the continuation of an Event of Default, shall be the margin set forth below as “Level I” until the next Interest Rate Margin Redetermination Date (as defined below).

Level	Liquidity/Excess Availability/Fixed Charge Coverage Ratio	Interest Rate Margin
I	If Liquidity is less than or equal to $20,000,000 at any time during such period OR Excess Availability is less than or equal to $7,500,000 at any time during such period OR Fixed Charge Coverage Ratio is less than 1.0 to 1.0	4.00 percentage points
II	If Liquidity is greater than $20,000,000 at all times during such period and less than or equal to $30,000,000 at any time during such period AND Excess Availability is greater than $7,500,000 at all times during such period AND Fixed Charge Coverage Ratio is 1.0 to 1.0 or greater	3.50 percentage points
III	If Liquidity is greater than $30,000,000 at all times during such period AND Excess Availability is greater than $7,500,000 at all times during such period AND Fixed Charge Coverage Ratio is 1.0 to 1.0 or greater	3.00 percentage points

Except as set forth in the foregoing proviso, the Interest Rate Margin shall be re-determined quarterly on the first Business Day of each calendar quarter (such date being the “Interest Rate Margin Redetermination Date”) based upon the Liquidity and Fixed Charge Coverage Ratio for the immediately preceding calendar quarter. In the event that the information contained in any certificate delivered pursuant to Section 6.1 of the Agreement is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Interest Rate Margin for any period than the Interest Rate Margin actually applied for such interest rate period, then (i) Borrowers shall immediately deliver to Lender a correct certificate for such period, (ii) the Interest Rate Margin shall be determined as if the correct Interest Rate Margin (as set forth in the table above) were applicable for such period, and (iii) Borrowers shall immediately deliver to Lender full payment in respect of the accrued additional interest as a result of such increased Interest Rate Margin for such interest rate period, which payment shall be promptly applied by Lender to the affected Obligations. In the event that the information contained in any certificate delivered pursuant to Section 6.1 of the Agreement reflects that an Event of Default existed as of the Interest Rate Margin Redetermination Date, (i) the Interest Rate Margin shall be determined as if the Interest Rate Margin set forth above as “Level I” were applicable as the first date of the existence of such Event of Default and (ii) Borrowers shall immediately deliver to Lender full payment in respect of the accrued additional interest as a result of such increased Interest Rate Margin for such interest rate period, which payment shall be promptly applied by Lender to the affected Obligations. In the event the Borrowers fail to timely deliver any certificate, report or other documentation necessary for determination of the Interest Rate Margin, the Interest Rate Margin shall be the margin set forth above as “Level I” from the date of such failure until the next Interest Rate Margin Redetermination Date.”

“‘Term Loan Amount’ means $13,708,333.”

(c) Schedule 1.1 of the Credit Agreement is hereby further amended by amending clause (b) of the definition of “Eligible Inventory” to delete the phrase “raw materials”.

(d) Schedule 1.1 of the Credit Agreement is hereby further amended by amending clause (f) of the definition of “Eligible Inventory” to delete “$100,000” and replace it with “$50,000”.

1.09 Amendment to Schedule 2.12. Schedule 2.12 to the Credit Agreement is hereby amended by inserting the following subsection (d) to the schedule of fees payable “Upon Demand by Lender or as otherwise specified in this Agreement” to read as follows:

“(d) Second Amendment Fee. A Second Amendment fee in the amount of $50,000, which shall be deemed fully earned and non-refundable on the Second Amendment Closing Date and shall be paid in immediately available funds on the earlier to occur of (i) February 1, 2014 and (ii) the Termination Date.”

1.10 Amendment to Exhibit A. Exhibit A to the Credit Agreement is hereby amended and restated in its entirety in the form of Exhibit A attached hereto.

1.11 Amendment to Exhibit D. Exhibit D to the Credit Agreement is hereby amended by adding a new Section 5.34 thereto to read as follows.

“5.34 Merger Agreement:

(i) Borrowers have delivered to Lender a complete and correct copy of the Merger Agreement and all documents contemplated therein including all schedules and exhibits thereto (the “Merger Documents”). The execution, delivery and performance of each of the Merger Documents has been duly authorized by all necessary action on the part of each Borrower. Each Merger Document is the legal, valid and binding obligation of the applicable Borrowers, enforceable against such Borrowers in accordance with its terms, in each case, except (i) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting generally the enforcement of creditors’ rights and (ii) the availability of the remedy of specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought. Borrowers are not in default in the performance or compliance with any provisions thereof. All representations and warranties made by each Borrower in the Merger Documents and in the certificates delivered in connection therewith are true and correct in all material respects. To each Borrower’s knowledge, none of Miscor’s representations or warranties in the Merger Documents contain any untrue statement of a material fact or omit any fact necessary to make the statements therein not misleading, in any case that could reasonably be expected to result in a Material Adverse Change.

(ii) As of the Second Amendment Closing Date, the transactions contemplated under the Merger Documents have been consummated in all material respects, in accordance with all applicable laws. As of the Second Amendment Closing Date, all requisite approvals by Governmental Authorities having jurisdiction over Borrowers and, to each Borrower’s knowledge, Miscor, have been obtained (including filings or approvals required under the Hart-Scott-Rodino Antitrust Improvements Act), except for any approval the failure to obtain could not reasonably be expected to be material to the interests of the Lender. As of the Second Amendment Closing Date, after giving effect to the transactions contemplated by the Merger Documents, Borrowers will have good title to the assets acquired pursuant to the Merger Agreement, free and clear of all Liens other than Permitted Liens.”

1.12 Amendment Exhibit E. Exhibit E to the Credit Agreement is hereby amended and restated in its entirety in the form attached as Exhibit B hereto.

ARTICLE II

JOINDER, ASSUMPTION AND CONSENT

2.01 Joinder to the Credit Agreement and Loan Documents. Each New Borrower hereby joins in, assumes, adopts and becomes a co-borrower and a co-obligor with respect to all Obligations (irrespective of when such Obligations first arose) under the Credit Agreement and all of the other Loan Documents. Without limiting the foregoing, each New Borrower hereby agrees to (i) all of the terms and conditions contained in the Credit Agreement and the other Loan Documents with the same legal effect as if it was an original signatory thereto, including, without limitation, (x) all of the representations and warranties of the Borrowers and all of the covenants, each as set forth in the Credit Agreement, (y) the grant to Lender of a continuing general lien upon, and security interest in, all of the Collateral in which such New Borrower has rights as security for the Obligations as though it were an original signatory party to the Credit Agreement, and each New Borrower authorizes Lender to file UCC financing statements to evidence the same, which financing statements may identify the Collateral as “all assets” or “all personal property” or words of like import and (z) the promises to pay all Obligations in full when due in accordance with the Credit Agreement and the other Loan Documents. Further, each New Borrower agrees that the Obligations are performable in accordance with their terms, without setoff, defense, counter-claim or claims in recoupment. For the avoidance of doubt, each Existing Borrower, New Borrower, Guarantor and Lender acknowledge and agree that this Section 2.01 shall be deemed effective immediately upon the Effective Time (as defined in the Merger Agreement).

2.02 Consent to Joinder. Each Existing Borrower, Guarantor and Lender consent to the joinder of New Borrowers to the Credit Agreement and all of the other Loan Documents, as more fully described above.

2.03 Lender Consent to Merger. For the avoidance of doubt, upon the effectiveness of this Amendment, Lender hereby consents to the consummation of the transactions contemplated under the Merger Documents and agrees no Default or Event of Default shall occur as a result thereof.

ARTICLE III

NO WAIVER

3.01 No Waiver. Nothing contained in this Amendment shall be construed as a waiver by Lender of any covenant or provision of the Credit Agreement, the other Loan Documents, this Amendment, or of any other contract or instrument between any Loan Party and Lender, and the failure of Lender at any time or times hereafter to require strict performance by the Loan Parties of any provision thereof shall not waive, affect or diminish any right of Lender to thereafter demand strict compliance therewith. Lender hereby reserves all rights granted under the Credit Agreement, the other Loan Documents, this Amendment and any other contract or instrument between any Loan Party and Lender.

ARTICLE IV

CONDITIONS PRECEDENT

4.01 Conditions to Effectiveness. This Amendment shall become effective only upon the satisfaction in full, in a manner satisfactory to Lender, of the following conditions precedent (the first date upon which all such conditions have been satisfied being herein called the “Effective Date”):

(a) Lender shall have received the following documents or items, each in form and substance satisfactory to Lender and its legal counsel:

(i) a Second Amended and Restated Term Note, duly executed by each Borrower;

(ii) a Third Amended and Restated Revolving Note, duly executed by each Borrower;

(iii) a Pledged Interest Addendum duly executed by IES Subsidiary;

(iv) an opinion of each Loan Party’s outside counsel (other than with respect to New Borrowers, which such opinion shall be delivered pursuant to the Post Closing Agreement);

(v) With respect to each New Borrower, Lender shall have received a certificate from the Secretary of each New Borrower (which shall be deemed released by New Borrower automatically upon the Effective Time (as defined in the Merger Agreement)) (i) attesting to the resolutions of such Loan Party’s Board of Directors authorizing its execution, delivery, and performance of this Amendment and the other Loan Documents to which such Loan Party is a party, (ii) authorizing specific officers of such Loan Party to execute the same, (iii) attesting to the incumbency and signatures of such specific officers of such Loan Party, (iv) certifying that the Governing Documents of such Loan Party attached thereto are true, correct and complete as of the date thereof) and (v) attesting to a certificate of status with respect to each Loan Party, dated within 10 days of the Second Amendment Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of each Loan Party, which certificate shall indicate that such Loan Party is in good standing in such jurisdiction;

(vi) Lender shall have received a certificate from the Secretary of each Loan Party (other than New Borrower’s) (i) attesting to the resolutions of such Loan Party’s Board of Directors authorizing its execution, delivery, and performance of this Amendment and the other Loan Documents to which such Loan Party is a party, (ii) authorizing specific officers of such Loan Party to execute the same, (iii) attesting to the incumbency and signatures of such specific officers of such Loan Party, (iv) representing and warranting that such Loan Party’s Governing Documents have not been amended or otherwise modified since February 12, 2013 (or attaching and attesting to any such amendments or modifications thereto as true, correct and complete as of the date thereof) and (v) attesting to a certificate of status with respect to each Loan Party, dated within 10 days of the Second Amendment Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of each Loan Party, which certificate shall indicate that such Loan Party is in good standing in such jurisdiction;

(vii) a fully executed copy of the Merger Agreement and each Disclosure Letter (as defined in the Merger Agreement), including all amendments thereto, and all other requested agreements or documents in connection therewith, certified by an officer of Borrower as true, correct and complete;

(viii) a fully executed Agreement Regarding Certain Matters (the “Post Closing Agreement”);

(ix) a fully executed Information Certificate with respect to each Loan Party;

(x) a fully executed mortgage and/or deed of trust, as applicable, with respect to the Real Property owned by Magnetech located in Saraland, Alabama, together with title searches evidencing no other Liens other than Permitted Liens exist on such Real Property (or Liens to be satisfied pursuant to the Post Closing Agreement);

(xi) a fully executed Collateral Assignment of Merger Agreement;

(xii) a Patent and Trademark Security Agreement duly executed by IES Subsidiary and each New Borrower;

(xiii) Current searches of each Loan Party in appropriate filing offices evidencing that (i) no Liens have been filed and remain in effect against any Loan Party or any Collateral except Permitted Liens, and (ii) Wells Fargo has filed all UCC financing statements necessary to perfect the Security Interest, to the extent the Security Interest is capable of being perfected by filing;

(xiv) Lender shall have received evidence that appropriate financing statements have been duly filed, or in Lender’s discretion, will be filed, in such office or offices as may be necessary or, in the opinion of Lender, desirable to perfect the Lender’s Liens in and to the Collateral, and Lender shall have received searches reflecting the filing of all such financing statements;

(xv) a letter, in form and substance satisfactory to Lender, from PNC Bank, National Association (“PNC”) to Lender with respect to the amount necessary to repay in full all of the obligations of the New Borrowers owing to PNC (and any other lenders under Borrowers’ current loan facility with PNC) and obtain a release of all of the Liens existing in favor of PNC in and to the assets of New Borrowers, together with termination statements and other documentation evidencing the termination by PNC of its Liens in and to the properties and assets of the Loan Parties and their Subsidiaries;

(xvi) the Control Agreement(s) with PNC;

(xvii) copies of the policies of insurance and certificates of insurance, together with the endorsements thereto, as are required by Section 6.6 with respect to New Borrowers;

(xviii) Reserved;

(xix) evidence that Borrowers shall have Excess Availability of at least $4,000,000 after giving effect to (a) the funding of the Term Loan hereunder, (b) the payment of all fees and expenses required to be paid by Borrowers on the Second Amendment Closing Date under this Amendment and (c) the transactions contemplated by the Merger Agreement;

(xx) evidence that Borrowers shall have Liquidity of at least $15,000,000 after giving effect to (a) the funding of the Term Loan hereunder, (b) the payment of all fees and expenses required to be paid by Borrowers on the Second Amendment Closing Date under this Amendment and (c) the transactions contemplated by the Merger Agreement;

(xxi) Lender shall have completed its business, legal, and collateral due diligence, including (i) a collateral examination and review of each New Borrower’s and its Books and verification of each New Borrower’s representations and warranties to Lender, the results of which must be satisfactory to Lender, and (ii) an inspection of each of the locations where the Inventory of each New Borrower is located, the results of which must be satisfactory to Lender;

(xxii) Lender shall have completed (i) Patriot Act searches, OFAC/PEP searches and customary individual background checks for each New Borrower, and (ii) OFAC/PEP searches and customary individual background searches for each New Borrower’s senior management and key principals, the results of which shall be satisfactory to Lender; and

(xxiii) Lender shall have received all other documents Lender may reasonably request with respect to any matter relevant to this Amendment or the transactions contemplated hereby and Borrowers shall have paid Lender, or made arrangements satisfactory to Lender to pay, all Lender Expenses incurred prior to or in connection with the preparation of this Amendment.

(b) After giving effect to this Amendment, the representations and warranties made by each Loan Party contained herein and in the Credit Agreement, as amended hereby, and the other Loan Documents, shall be true and correct in all material respects as of the date hereof, as if those representations and warranties were made for the first time on such date.

(c) After giving effect to this Amendment, each Loan Party is in compliance with all applicable covenants and agreements contained in the Credit Agreement and the other Loan Documents.

(d) After giving effect to this Amendment, no Default or Event of Default shall exist under any of the Loan Documents (as amended hereby), and no Default or Event of Default will result under any of the Loan Documents from the execution, delivery or performance of this Amendment.

(e) All corporate and other proceedings, and all documents instruments and other legal matters in connection with the transactions contemplated by this Amendment shall be satisfactory in form and substance to Lender and its counsel.

(f) Lender shall have received final credit approval for the Credit Facility and the transactions described in this Amendment.

ARTICLE V

RATIFICATIONS, REPRESENTATIONS AND WARRANTIES

5.01 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and the other Loan Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Loan Parties hereby agree that all liens and security interest securing payment of the Obligations under the Credit Agreement are hereby collectively renewed, ratified and brought forward as security for the payment and performance of the Obligations. The Loan Parties and Lender agree that the Credit Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

5.02 Representations and Warranties. Each Loan Party hereby represents and warrants, jointly and severally, to Lender as of the date hereof as follows: (A) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (B) the execution, delivery and performance by it of this Amendment, the Credit Agreement and all other Loan Documents executed and/or delivered in connection herewith are within its powers, have been duly authorized, and do not contravene (i) its Governing Documents or (ii) any applicable law; (C) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental body or other Person, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment, the Credit Agreement or any of the other Loan Documents executed and/or delivered in connection herewith by or against it, except for those consents, approvals or authorizations which (i) will have been duly obtained, made or compiled prior to the Effective Date and which are in full force and effect or (ii) the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Change; (D) this Amendment, the Credit Agreement and all other Loan Documents executed and/or delivered in connection herewith have been duly executed and delivered by it; (E) this Amendment, the Credit Agreement and all other Loan Documents executed and/or delivered in connection herewith constitute its legal, valid and binding obligation enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; (F) no Default or Event of Default exists, has occurred and is continuing or would result by the execution, delivery or performance of this Amendment; (G) each Loan Party is in compliance with all applicable covenants and agreements contained in the Credit Agreement and the other

Loan Documents, as amended hereby; and (H) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof as though made on and as of each such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and complete on and as of such earlier date).

ARTICLE VI

MISCELLANEOUS PROVISIONS

6.01 Survival of Representations and Warranties. All representations and warranties made in the Credit Agreement or the other Loan Documents, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender shall affect the representations and warranties or the right of Lender to rely upon them.

6.02 Reference to Credit Agreement. Each of the Credit Agreement and the other Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in the Credit Agreement and such other Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

6.03 Expenses of Lender. The Borrowers agree to pay on demand all reasonable costs and expenses incurred by Lender in connection with any and all amendments, modifications, and supplements to the other Loan Documents, including, without limitation, the reasonable costs and fees of Lender’s legal counsel, and all costs and expenses incurred by Lender in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby, or any other Loan Documents, including, without, limitation, the costs and fees of Lender’s legal counsel.

6.04 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

6.05 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lender and each Loan Party and their respective successors and assigns, except that no Loan Party may assign or transfer any of its respective rights or obligations hereunder without the prior written consent of Lender.

6.06 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

6.07 Effect of Waiver. No consent or waiver, express or implied, by Lender to or for any breach of or deviation from any covenant or condition by any Loan Party shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

6.08 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

6.09 Applicable Law. THIS AMENDMENT AND ALL OTHER AGREEMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

6.10 Final Agreement. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AGREEMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY THE BORROWERS AND LENDER.

6.11 Release. EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY ANY LOANS OR EXTENSIONS OF CREDIT FROM LENDER TO THE BORROWERS UNDER THE CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM LENDER. EACH LOAN PARTY HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES LENDER, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH ANY LOAN PARTY MAY NOW OR HEREAFTER HAVE AGAINST LENDER, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY LOANS OR EXTENSIONS OF CREDIT FROM LENDER TO THE BORROWERS UNDER THE CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE CREDIT AGREEMENT OR LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

6.12 Consent of Guarantor. The undersigned Guarantors hereby (a) consent to the transactions contemplated by this Amendment; and (b) agree that the Credit Agreement and the other Loan Documents (as amended, restated, supplemented or otherwise modified from time to time) are and shall remain in full force and effect. Although each undersigned Guarantor has been informed of the matters set forth herein and has acknowledged and agreed to same, it understands that the Lender has no obligation to inform it of such matters in the future or to seek its acknowledgment or agreement to future amendments, and nothing herein shall create such a duty. Each of the undersigned acknowledges that its Guaranty is in full force and effect and ratifies the same, acknowledges that the undersigned has no defense, counterclaim, set-off or any other claim to diminish the undersigned’s liability under such documents, that the undersigned’s consent is not required to the effectiveness of the Credit Agreement and that no consent by it is required for the effectiveness of any future amendment, modification, forbearance or other action with respect to the Collateral, the Advances, the Term Loan, the Credit Agreement or any of the other Loan Documents.

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IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first above written.

NEW BORROWER:

HK ENGINE COMPONENTS, LLC

By:	/s/ Robert W. Lewey

Name:	Robert W. Lewey
Title:	Vice President

MAGNETECH INDUSTRIAL SERVICES, INC.

By: :	/s/ Robert W. Lewey

Name:	Robert W. Lewey
Title:	Vice President

EXISTING BORROWERS:

INTEGRATED ELECTRICAL SERVICES, INC.

By: :	/s/ Robert W. Lewey

Name:	Robert W. Lewey
Title:	Senior Vice President

IES COMMERCIAL & INDUSTRIAL, LLC

By: :	/s/ Robert W. Lewey

Name:	Robert W. Lewey
Title:	President

IES COMMERCIAL, INC.

By: :	/s/ Robert W. Lewey

Name:	Robert W. Lewey
Title:	Vice President

IES PURCHASING & MATERIALS, INC.

By: :	/s/ Robert W. Lewey

Name:	Robert W. Lewey
Title:	President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT]

IES RESIDENTIAL, INC.

By: :	/s/ Robert W. Lewey

Name:	Robert W. Lewey
Title:	Vice President

INTEGRATED ELECTRICAL FINANCE, INC.

By: :	/s/ Robert W. Lewey

Name:	Robert W. Lewey
Title:	President

IES MANAGEMENT, LP

By: INTEGRATED ELECTRICAL FINANCE, INC., its General Partner

By: :	/s/ Robert W. Lewey

Name:	Robert W. Lewey
Title:	President

IES MANAGEMENT ROO, LP

By: IES OPERATIONS GROUP, INC., its General Partner

By: :	/s/ Robert W. Lewey

Name:	Robert W. Lewey
Title:	President

IES RENEWABLE ENERGY, LLC

By:	/s/ Robert W. Lewey

Name:	Robert W. Lewey
Title:	Vice President

IES SUBSIDIARY HOLDINGS, INC.

By: :	/s/ Robert W. Lewey

Name:	Robert W. Lewey
Title:	Chief Financial Officer

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT]

GUARANTORS:

IES CONSOLIDATION, LLC

By: :	/s/ Robert W. Lewey

Name:	Robert W. Lewey
Title:	President

IES SHARED SERVICES, INC.

By: :	/s/ Robert W. Lewey

Name:	Robert W. Lewey
Title:	President

IES PROPERTIES, INC.

By: :	/s/ Robert W. Lewey

Name:	Robert W. Lewey
Title:	President

KEY ELECTRICAL SUPPLY, INC.

By: :	/s/ Robert W. Lewey

Name:	Robert W. Lewey
Title:	Vice President

IES TANGIBLE PROPERTIES, INC.

By: :	/s/ Robert W. Lewey

Name:	Robert W. Lewey
Title:	President

IES OPERATIONS GROUP, INC.

By: :	/s/ Robert W. Lewey

Name:	Robert W. Lewey
Title:	President

ICS HOLDINGS LLC

By: :	/s/ Robert W. Lewey

Name:	Robert W. Lewey
Title:	President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT]

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first above written.

WELLS FARGO BANK, NATIONAL
ASSOCIATION

By: :	/s/ Howard I. Handman

Name:	Howard I. Handman
Title:	Authorized Signatory

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT]